Exhibit 99.1

LiveXLive Media Reaches 775,000 Paid Subscribers

WEST HOLLYWOOD, Calif., Oct. 2, 2019 -- LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”) or LiveXLive Powered by Slacker, a global digital media company focused on live entertainment, today announced select operational metrics for the first six months of its fiscal year ending March 31, 2020.

Estimated preliminary financial results and metrics:*

●	Achieved 775,000 paid subscribers as of September 30, 2019, up 95,000 YTD since April 1, 2019; with Monthly Active Users* over 1.1 million as of September 30, 2019.

●	Livestreamed 19 music festivals and events during first half of fiscal 2020 versus 24 events livestreamed during the entire fiscal year ended March 31, 2019, including the most popular artists across multiple genres of music such as Taylor Swift, Ed Sheeran, Billie Eilish, The Jonas Brothers, Juice WRLD, Florence + the Machine, Armin van Buuren, Kaskade, Twenty One Pilots, Post Malone, Lil Wayne, Bon Jovi, Charlie Puth, Martin Garrix, Tiësto, The Dave Mathews Band, Madonna, deadmau5, The Lumineers, Trisha Yearwood, BTS and many more.

●	YTD livestreams generated over 240 hours of programming and over 200 artists across the LiveXLive music platform across a variety of platforms, including Sinclair Broadcast Group Inc’s streaming service STIRR, as compared to 400 hours and artists during the entire fiscal year ended March 31, 2019.

●	Over 49 million livestream views* during the first half of fiscal 2020 versus 51 million during the entire fiscal year ended March 31, 2019, including livestreaming iconic music festivals such as Life is Beautiful (Las Vegas, Nevada), iHeartMedia Inc’s Wango Tango (Los Angeles, CA), The Sziget Festival (Budapest, Hungary), Live Nation Entertainment Inc’s EDC Las Vegas (Las Vegas, Nevada) and Rock in Rio (Rio de Janeiro, Brazil), along with new album release parties with artists such as Madonna, The Lumineers, BTS, Tricia Yearwood, Vince Gill, Thomas Rhett and many more.

●	Extended payments of approximately $8.9 million of payables owed to certain music content licensors over a weighted average period of approximately 21 months starting in October 2019; an additional $0.4 million was converted into LiveXLive shares of common stock at $4.51 per share.

●	Raised $9.5 million in net cash proceeds from the sale of 5.0 million shares of common stock in July 2019; expect to close second quarter fiscal 2020 ended September 30, 2019 with cash and cash equivalents in excess of amount reported for the first quarter fiscal 2020 ended June 30, 2019.

*	See the definition of Monthly Active Users and Livestream Views under “About Non-GAAP Financial Measures” within this release.

“LiveXLive is delivering strong growth across key metrics and crossed a significant milestone reaching 775,000 paid subscribers,” commented Robert Ellin, CEO and Chairman of LiveXLive. “We are building a large audience and hitting record numbers of livestreams per music festival as we give global audiences ‘the best seat in the house’ at the leading music festivals around the world and deliver high quality original content. LiveXLive has quickly established itself as the leading provider of livestreams for the top music festivals globally and as an exciting social music platform.”

The anticipated financial results discussed in this press release are based on management’s preliminary unaudited analysis of financial results for the quarter ended September 30, 2019.  As of the date of this press release, LiveXLive has not completed its financial statement reporting process for the quarter ended September 30, 2019, and LiveXLive’s independent registered accounting firm has not reviewed the preliminary financial data discussed in this press release. During the course of LiveXLive’s quarter-end closing procedures and review process, LiveXLive may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States (“GAAP”), we present Monthly Active Users, or “MAUs”, and Livestream Views, which are non-GAAP financial measures, as a measure of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We define subscription traffic and engagement metrics (including MAUs and Livestream Views) to include unique users who (1) access our audio music subscription platform and (2) who watch our livestream events across a variety of mobile, OTT and desktop applications and channels.

We define a MAU as a registered user of one of our platforms who has logged in and visited our music subscription platform, as a unique user, on the day of measurement. We define a Livestream View as a unique user who has viewed our livestream music event(s) across our music platform, or a third party platform, on the day of measurement. We use these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We present user metrics because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding our financial condition and results of operations. There is no directly comparable GAAP measure to MAUs provided in our financial statements and therefore no reconciliation is provided.

Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Losses, capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: our ability to integrate our acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the music and live streaming space; our ability to capitalize on investments in developing our service offering, including LiveXLive app to deliver and develop upon current and future technologies; significant product development expenses associated with our technology initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing customer demands; our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform; our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform; general economic and technological circumstances in the music and live streaming digital markets; our ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally; fluctuation in our operating results; the demand for live and music streaming services and market acceptance for our products and services; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes and debentures at maturity or to repurchase the convertible debentures upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 24, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019, and our other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. We do not undertake any obligation to update these forward-looking statements, unless required by law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.